Exhibit 99.1

State Auto Financial reports

estimate of third quarter 2014 results

Columbus, Ohio (October 22, 2014) – State Auto Financial Corporation (Nasdaq:STFC) today announced its estimate of third quarter 2014 results. The company is estimating that net income for the third quarter 2014 will be in the range of $0.26 to $0.29 per diluted share. This includes strengthening of estimated prior year loss and loss expense reserves by approximately $13.8 million pre-tax for program business written through Risk Evaluation & Design, LLC (RED), a wholly owned subsidiary of State Automobile Mutual Insurance Company. The RED reserve strengthening reflects additional information, including from the ongoing ground up analysis and assessment of RED program claims, which involves taking over full file management of claims from third party administrators for the restaurant and commercial trucking programs, the two largest RED programs. In addition, the company is estimating that third quarter 2014 pre-tax results will include approximately $2.4 million in net catastrophe losses and approximately $1.6 million of net realized gains on its investment portfolio. All of these numbers are unaudited.

STFC expects to release its third quarter 2014 results on Tuesday, Nov. 4, 2014, before the open of regular trading on the Nasdaq Stock Market, and to discuss these financial results in a conference call at 11 a.m. ET.

State Auto Financial Corporation, headquartered in Columbus, Ohio, is a super regional property and casualty insurance holding company and is proud to be a Trusted Choice® company partner and one of Forbes’ 50 Most Trustworthy Financial Companies in America. STFC stock is traded on the NASDAQ Global Select Market, which is a segment of the NASDAQ Global Market with the highest initial listing standards of any exchange in the world.

The insurance subsidiaries of State Auto Financial Corporation are part of the State Auto Group. The State Auto Group markets its insurance products throughout the United States, through independent insurance agencies, which include retail agencies and wholesale brokers. The State Auto Group is rated A (Excellent) by the A.M. Best Company and includes State Automobile Mutual, State Auto Property & Casualty, State Auto Ohio, State Auto Wisconsin, Milbank, Meridian Security, Patrons Mutual, Rockhill Insurance, Plaza Insurance, American Compensation and Bloomington Compensation. Additional information on State Auto Financial Corporation and the State Auto Insurance Companies can be found online at http://www.StateAuto.com/STFC.

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News Release

Contact

Tara Shull

Investor Relations and Finance Director

614.917.4478 F 614.887.1793

Tara.Shull@StateAuto.com

Kyle Anderson

AVP/Director of Corporate Communication

614.917.5497 M 614.477.5301

Kyle.Anderson@StateAuto.com

Corporate Headquarters

518 E. Broad St.

Columbus, OH 43215

614.464.5000

800.444.9950

For additional information:

StateAuto.com/STFC

facebook.com/StateAuto

twitter.com/StateAuto

State Auto Financial reports estimate of third quarter 2014 results, Oct. 22, 2014

Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in State Auto Financial’s Form 10-K and Form 10-Q reports and exhibits to those reports, and include (but are not limited to) legislative changes at both the state and federal level, state and federal regulatory rule making promulgations and adjudications, class action litigation involving the insurance industry and judicial decisions affecting claims, policy coverages and the general costs of doing business, the impact of competition on products and pricing, inflation in the costs of the products and services insurance pays for, product development, geographic spread of risk, weather and weather-related events, and other types of catastrophic events. State Auto Financial undertakes no obligation to update or revise any forward-looking statements.